Exhibit 5.6

AAR Corp.

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

Re:                           Registration Statement on Form S-4.

Ladies and Gentlemen:

We have acted as special counsel in the State of Alabama (the “State”) to Brown International Corporation, an Alabama corporation (“Brown” or the “Alabama Entity”), in connection with the Alabama Entity guarantee (the “Guarantee”) of up to $150,000,000 in aggregate principal amount of 7¼% Senior Notes due 2022 (the “Exchange Notes”) of AAR CORP., a Delaware corporation (the “Company”).  The Exchange Notes and the related Guarantee will be issued pursuant to an exchange offer to be made pursuant to a registration statement on Form S-4 (the “Registration Statement) to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 22, 2013 under the Securities Act of 1933, as amended.  The Exchange Notes and the related Guarantee will be issued pursuant to an indenture dated as of January 23, 2012, among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a supplemental indenture dated as of November 30, 2012 (such indenture, as so amended, the “Indenture”). This opinion letter is being delivered at the request of the Alabama Entity in connection with the Registration Statement.

In connection with our representation of the Alabama Entity, and as a basis for the opinions hereinafter set forth in numbered paragraphs 1 through 5 below (the “Opinions”), we have reviewed such documents and such laws and regulations as we have deemed necessary for the purposes of this opinion including originals, or copies certified or otherwise identified to our satisfaction, of the following documents and instruments (the “Documents”, with the Documents identified in paragraphs (i), (ii), and (iii) below referred to herein, collectively, as the “Transaction Documents”):

(i)                                     An executed copy of the Indenture dated as of January 23, 2012 (including the Guarantee of the Alabama Entity);

(ii)                                  An executed copy of the First Supplemental Indenture dated as of November 30, 2012;

(iii)                               The Registration Statement;

(iv)                              The Articles of Incorporation of Brown, as amended (the “Brown Articles”), as certified by the Secretary of State of the State of Alabama (the “Alabama Secretary of State”) on April 5, 2013;

(v)                                 The Amended and Restated Bylaws of Brown (the “Brown Bylaws”), as certified by the Secretary of Brown on April 5, 2013 as being complete, accurate and in effect;

(vi)                              A certificate from the Alabama Secretary of State, dated February 3, 2014, certifying that Brown was formed in Madison County, Alabama on October 1, 1986 and has not been dissolved, cancelled or terminated as of the date thereof;

(vii)                           A certificate of the Alabama Department of Revenue (the “Alabama Department of Revenue”), dated February 3, 2014, certifying that Brown is in good standing as a domestic corporation;

(viii)                        Copies of resolutions adopted by the Board of Directors of Brown relating, among other things, to the execution of the Indenture, as certified by the Secretary of Brown on April 15, 2013 as being complete, accurate and in effect; and

(ix)                              A certificate of the Secretary of Brown, dated as of April 15, 2013, as to certain facts relating to Brown and the incumbency and signatures of certain officers of Brown.

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter, and, by accepting this opinion letter, you acknowledge not to have requested, or relied on, any such independent investigation or verification by us.  However, we are not aware of any information that contradicts or varies from any of the matters that we have assumed as relevant to the Opinions expressed below.

The Opinions contained in this opinion letter are only expressions of professional judgment regarding the legal matters addressed and are not guarantees that a court would reach any particular result.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Alabama Entity and the due authorization, execution and delivery of all documents by the parties thereto other than the Alabama Entity.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Alabama Entity.

We have also assumed that:

(i)                                     the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii)                                  any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii)                               the Restricted Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv)                              the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v)                                 the Company and Brown will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.                                      Brown has been duly organized and is validly existing as a corporation in good standing under the laws of the State.

2.                                      Brown has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

3.                                      The execution, delivery and performance by Brown of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action necessary on the part of Brown.

4.                                      The Indenture has been duly authorized, executed and delivered by Brown.

5.                                      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Exchange Notes will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Indenture.

The opinions set forth above are subject to the following qualifications:

A.                                    For purposes of our Opinions in paragraph 1 above as to the existence and good standing of Brown (but not its due incorporation), we have relied solely upon the documents described in items (vi) and (vii) above.

B.                                    In rendering the Opinions set forth above, we have made no examination of, and we express no opinion with respect to, any accounting, federal or state anti-trust, tax, securities or “blue sky” laws with respect to the transactions contemplated by the Transaction Documents. Our Opinion in paragraph 5 above is not intended to cover consents, approvals or filings which might be required as a result of the conduct by the Alabama Entity or any other related party of its business or operations.

C.                                    The foregoing Opinions are limited to the laws of the State and the federal laws of the United States of America, and we express no opinions with respect to the laws of any other jurisdiction.

The Opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.  The Opinions herein are limited to the matters expressly set forth in paragraphs 1 through 5 of this opinion letter, and no opinion or representation is given or may be inferred beyond the Opinions expressly set forth in paragraphs 1 through 5 of this opinion letter.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  Schiff Hardin LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SIROTE & PERMUTT, P.C.
SIROTE & PERMUTT, P.C.